Exhibit 8.2

July 11, 2005

ANALYSTS INTERNATIONAL CORPORATION

3601 West 76th Street

Minneapolis, Minnesota 55435

Ladies and Gentlemen:

We have acted as counsel to Analysts International Corporation, a Minnesota corporation (the “Company”), in connection with the preparation and execution of  the Agreement and Plan of Merger dated as of April 12, 2005 by and among Computer Horizons Corp. (“Horizons”), JV Merger Corp. and the Company (the “Agreement”), and the merger contemplated by the Agreement, pursuant to which JV Merger Corp. would merge with and into the Company and each outstanding share of the Company’s common stock would be converted into the right to receive 1.15 shares of Horizons common stock.

The Merger and certain proposed transactions incident thereto are described in the Registration Statement on Form S-4 (the “Registration Statement”) of Horizons, which includes the Prospectus relating to the merger (the “Prospectus”). This opinion is being rendered pursuant to Section 7.02 of the Agreement. Unless otherwise indicated, any capitalized terms used herein and not otherwise defined have the meaning ascribed to them in the Agreement or the Registration Statement.

In connection with this opinion, we have examined and are familiar with the Agreement, the Registration Statement, and such other presently existing documents, records and matters of law as we have deemed necessary or appropriate for purposes of our opinion. In addition, we have assumed, without any independent investigation or examination thereof (i) that the Merger will be consummated in accordance with the provisions of the Agreement and in the manner contemplated by the Prospectus and will be effective under applicable state law, and that the parties have complied with and, if applicable, will continue to comply with, the covenants, conditions and other provisions contained in the Agreement without any waiver, breach or amendment thereof; (ii) the continuing truth and accuracy at all relevant times of the statements, representations and warranties made by the Company and Horizons in the Agreement and the Prospectus; (iii) the delivery to us of customary representation letters by Horizons and Company; and (iv) that any such statement, representations, warranties and representation letters that are made “to the knowledge of,” or are based upon the belief of the representing party, or are similarly qualified, are true, complete and correct at all times up to and including the Effective Time, in each case, without such qualification.

Based upon and subject to the foregoing, we are of the opinion that:

(a) for United States federal income tax purposes, the Merger will constitute a “reorganization” within the meaning of Section 368(a) of the Code; and

(b) the statements regarding the United States federal income tax consequences of the Merger set forth in the Registration Statement under the heading “Material United States Federal Income Tax Consequences of the Merger,” insofar as they constitute statements of law or legal conclusions, constitute our opinion as to such tax consequences.

We express our opinion herein only as to those matters specifically set forth above and no opinion should be inferred as to the tax consequences of the Merger under any state, local or foreign law, or with respect to other areas of United States income taxation.  We do not express any opinion herein concerning any law other than the federal income tax law of the United States. There can be no assurance that changes in the law will not take place that could affect the material United States federal income tax consequences of the Merger or that contrary positions may not be taken by the Internal Revenue Service. We undertake no responsibility to advise you of any new developments in the facts or in the application or interpretation of the federal income tax laws. Furthermore, in the event any one of the statements, representations, warranties or assumptions upon which we have relied to issue this opinion is incorrect, our opinion might be adversely affected and may not be relied upon.

This opinion is furnished to you for use in connection with the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm name in the Registration Statement under the caption, “Material United States Federal Income Tax Consequences of the Merger.” In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

FREDRIKSON & BYRON, P.A.

By	/s/ Thomas W. Garton
Its Vice President